                                                                 EXHIBIT 11


                             TPI ENTERPRISES, INC.
                       COMPUTATION OF EARNINGS PER SHARE


                                                   Fiscal Year Ended
                                    --------------------------------------------
                                    December 31,     December 25,   December 26,
                                        1995            1994          1993
                                    --------------------------------------------
Primary Earnings Per Share
- --------------------------------
Computation for Statement of
  Operations
Reconciliation of net income
  (loss) per statement of
  operations to the amount used
  in primary earnings per share
  computations:
Income (loss) from continuing
  operations.........................    $(11,309)       $(3,717)     $(36,488)

Discontinued operations .............      10,113            ---         5,273
                                         --------        -------      --------
Net income (loss), as adjusted (a)...    $ (1,196)       $(3,717)     $(31,215)
                                         ========        =======      ========

Reconciliation of weighted
  average number of shares
  outstanding to amount used in
  primary earnings per share
  computation:

Weighted average number of common
  shares outstanding.................      20,526         20,335        19,613

Additional shares assuming
  conversion of stock
  options............................         ---             80           514
                                          -------        -------       -------
Weighted average number of shares
  outstanding, as adjusted (a).......      20,526         20,415        20,127
                                          =======        =======      ========

Primary earnings per share(s):
  Income (loss) from continuing
  operations.........................    $   (.55)       $  (.18)     $  (1.81)

  Discontinued operations............         .49            ---           .26
                                          -------        -------       -------
Net income (loss)....................    $   (.06)       $  (.18)     $  (1.55)
                                          =======        =======      ========

                                                                     EXHIBIT 11

                             TPI ENTERPRISES, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                                  (Continued)



                                                   Fiscal Year Ended
                                       -----------------------------------------
                                       December 31,   December 25,   December,
                                          1995           1994           1993
                                       -----------------------------------------
Additional Fully Diluted Computation
- ------------------------------------

Additional adjustments to net
  income (loss) as adjusted for fully
  diluted computations:

Income (loss) from continuing
  operations, as adjusted.............   $(11,309)        $(3,717)     $(36,488)

Add net interest expense related to
  convertible debentures..............      4,336           4,254         3,680
                                         --------         -------      --------
Income (loss) from continuing
  operations, as adjusted:............     (6,973)            637       (32,808)

Discontinued operations...............     10,113             ---         5,273
                                         --------         -------      --------

Net income (loss), as adjusted........   $  3,140         $   537      $(27,535)
                                         ========         =======      ========

Additional adjustment to weighted
  average number of shares
  outstanding:


Weighted average number of shares
  outstanding........................      20,526          20,335        19,613
  Additional shares assuming
  conversion of
  stock options......................         ---              80           566
  Convertible subordinated
   debentures........................       7,933           7,933         7,962
                                         --------         -------      --------
Weighted average number of shares
  outstanding, as adjusted...........      28,459          28,348        28,141
                                         ========         =======      ========
  Fully diluted earnings per share:

  Income (loss) from continuing
    operations                           $   (.25)        $   .02      $  (1.17)

  Discontinued operations                     .36             ---           .19
                                         --------         -------      --------
  Net income (loss) per share            $    .11         $   .02      $   (.98)
                                         ========         =======      ========

(a)These figures agree with the related amounts in the statements of operations.
(b)Adjustments to income (loss) from continuing operations have been shown net of the tax effect (which were calculated at the Company's effective tax rate) of the gross amount of the adjustments.
(c)This calculation is submitted in accordance with Regulation S-K Item 601
(b)(11) although it is contrary to paragraph 40 of APB Opinion No.15 because it produces an anti-dilutive result.